UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2011

ITRACKR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Florida	000-28413	05-0597678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20423 State Road 7, Suite F6-490, Boca Raton, FL	33498
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (561) 213-4458

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)_
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.01  Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2011 the Company announced that David Baesler had tendered his resignation as a director.  There were no disagreements between the Company and Mr. Baesler.

ITEM 8.01  Other Information.

On May 20, 2011, iTrackr, Inc. (the “Company”) announced that it had entered into a non-binding Letter of Intent to acquire Respond Q, LLC for stock and cash.  The acquisition is subject to execution of a definitive agreement between the parties, an audit of Respond Q, LLC and financing.

The Company issued a Press Release generally describing the proposed transaction, a copy of which is attached hereto as Exhibit 99.1.

ITEM 9.01  Financial Statements and Exhibits

(d)           Exhibits

3.1	Press Release dated May 20, 2011, announcing Letter of Intent to acquire Respond Q, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITRACKR SYSTEMS, INC.

Dated: May 20, 2011	By:	/s/ John Rizzo
John Rizzo,CEO

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